Exhibit 99.1

M I Acquisitions, Inc.

BALANCE SHEET

Assets

	September 19, 2016	Pro Forma Adjustments	Pro Forma Totals
		(unaudited)	(unaudited)

Current asset: cash and cash equivalents	$525,051	$—	$525,051

Cash and cash equivalents held in trust	51,500,000	3,194,127	54,694,127
Total Assets	$52,025,051	$3,194,127	$55,219,178

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$59,291	$—	$59,291
Accrued offering costs payable	61,998	—	61,998
Advances from related party	971	—	971
Note payable	55,000	—	55,000
Total Current Liabilities	177,260	—	177,260

Deferred underwriting fee payable	1,000,000	—	1,000,000

Total Liabilities	1,177,260	—	1,177,260

Commitments

Common stock, subject to possible conversion: 4,451,241 and 4,761,350 shares, actual and adjusted ( at conversion value)	45,847,785	3,194,127	49,041,912

Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 authorized none issued and outstanding	—	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 2,388,759 shares issued and outstanding and 2,407,366 as adjusted (excluding 4,451,241 and 4,761,350 shares, actual and adjusted shares subject to possible conversion) (1)	2,389	19	2,408
Additional paid in capital	5,074,398	(19)	5,074,379
Accumulated deficit	(76,781)	—	(76,781)
Total Stockholders' Equity	5,000,006	—	5,000,006

Total Liabilities and Stockholders' Equity	$52,025,051	$3,194,127	$55,219,178

(1)	This number includes an aggregate of up to 109,972 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters.